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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                                  May 20, 2002


                                 CERADYNE, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                    000-13059                  33-0055414
(State or other jurisdiction    (Commission File Number)        (IRS Employer
       of incorporation)                                     Identification No.)



    3169 Red Hill Avenue, Costa Mesa, CA                        92626
  (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (714) 549-0421



                             Exhibit Index on page 4



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Item 4. - Changes in Registrant's Certifying Accountant

     On May 20, 2002, Ceradyne, Inc. dismissed its independent auditors, Arthur Andersen LLP, and engaged PricewaterhouseCoopers LLP as its new independent auditors. The change in auditors became effective on May 20, 2002. This determination followed Ceradyne's decision to seek proposals from independent accountants to audit its financial statements, and was approved by Ceradyne's Board of Directors upon the recommendation of its Audit Committee. PricewaterhouseCoopers will audit the financial statements of Ceradyne for the fiscal year ending December 31, 2002.

     The audit reports of Arthur Andersen on the consolidated financial statements of Ceradyne as of and for the fiscal years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years of Ceradyne ended December 31, 2001, and the subsequent interim period through May 20, 2002, there were no disagreements between Ceradyne and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

     None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K have occurred within the two most recent fiscal years of Ceradyne ended December 31, 2001 or within the interim period through May 20, 2002.

     During the two most recent fiscal years of Ceradyne ended December 31, 2001, and the subsequent interim period through May 20, 2002, Ceradyne did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

Item 7.

     (c) Exhibits.

Exhibit Number                       Description

     16.1 Letter of Arthur Anderson LLP regarding change in independent public accountants.


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Signatures

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        CERADYNE, INC.



May 28, 2002                            By:  /s/ Howard F. George
                                           -------------------------------------
                                             Howard F. George,
                                             Vice President Finance, Chief
                                             Financial Officer and Secretary



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                                  EXHIBIT INDEX


Exhibit Number                              Description

     16.1 Letter of Arthur Andersen LLP regarding change in independent public accountants.




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